Manning & Napier Fund, Inc. 485APOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Manning & Napier Fund, Inc. of our report dated April 5, 2023 relating to the financial statements of Callodine Equity Income Fund, LP, which appears in such Registration Statement. We also consent to the reference to us under the heading “Transfer Agent, Dividend Disbursing Agent, Custodian, Independent Registered Public Accounting Firm, and Counsel ”in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 11, 2023